                                EXHIBIT 99.3
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                                  LEE RANCH COAL COMPANY
                     RETIREMENT AND SAVINGS PLAN FOR HOURLY EMPLOYEES


                                     TABLE OF CONTENTS
ARTICLE I.     DEFINITIONS..........................................................   1
     SECTION 1-1.   "Affiliated Company"............................................   1
     SECTION 1-2.   "Authorized Leave of Absence"...................................   1
     SECTION 1-3.   "Average Contribution Percentage"...............................   1
     SECTION 1-4.   "Beneficiary"...................................................   1
     SECTION 1-5.   "Benefits Administration Committee".............................   2
     SECTION 1-6.   "Board".........................................................   2
     SECTION 1-7.   "Code"..........................................................   2
     SECTION 1-8.   "Company".......................................................   2
     SECTION 1-9.   "Company Contribution Account"..................................   2
     SECTION 1-10.  "Compensation"..................................................   2
     SECTION 1-11.  "Deferred Contribution Account".................................   3
     SECTION 1-12.  "Disability"....................................................   3
     SECTION 1-13.  "Effective Date"................................................   3
     SECTION 1-14.  "Employee"......................................................   3
     SECTION 1-15.  "Employee Contribution Account".................................   3
     SECTION 1-16.  "Fiduciaries"...................................................   3
     SECTION 1-17.  "Former Participant"............................................   3
     SECTION 1-18.  "Highly Compensated Employee"...................................   3
     SECTION 1-19.  "Hours of Service"..............................................   5
     SECTION 1-20.  "Income"........................................................   6
     SECTION 1-21.  "Participant"...................................................   6
     SECTION 1-22.  "Participation".................................................   6
     SECTION 1-23.  "Plan"..........................................................   7
     SECTION 1-24.  "Plan Year".....................................................   7
     SECTION 1-25.  "Service".......................................................   7
     SECTION 1-26.  "Trustee".......................................................   7
     SECTION 1-27.  "Valuation Date"................................................   7
     SECTION 1-28.  ................................................................   7

ARTICLE II.    PARTICIPATION........................................................   8
     SECTION 2-1.   Eligibility.....................................................   8
     SECTION 2-2.   Severance of Employment.........................................   8
     SECTION 2-3.   Elections by Employees..........................................   8
     SECTION 2-4.   Service.........................................................   8
     SECTION 2-5.   Participation upon Reemployment.................................   9

ARTICLE III.   CONTRIBUTIONS TO THE FUND............................................  11
     SECTION 3-1.   Fund............................................................  11
     SECTION 3-2.   Elective Contributions..........................................  11
     SECTION 3-3.   Company Contributions...........................................  13
     SECTION 3-4.   Maximum Contributions...........................................  14
     SECTION 3-5.   Authorized Leaves of Absence....................................  15
     SECTION 3-6.   Tax Deductions..................................................  15


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                                  LEE RANCH COAL COMPANY
                     RETIREMENT AND SAVINGS PLAN FOR HOURLY EMPLOYEES


ARTICLE IV.    ALLOCATIONS AND ACCOUNTING............................................ 16
     SECTION 4-1.   Allocation of Contributions...................................... 16
     SECTION 4-2.   Investment Choices............................................... 16
     SECTION 4-3.   Investment Elections............................................. 16
     SECTION 4-4.   Changes in Investment Elections.................................. 16
     SECTION 4-5.   Disposition and Allocation of Forfeitures........................ 17
     SECTION 4-6.   Nature of Participants' Rights in the Fund....................... 17

ARTICLE V.     DISTRIBUTIONS......................................................... 20
     SECTION 5-1.   In the Event of the Death of a Participant....................... 20
     SECTION 5-2.   Retirement....................................................... 20
     SECTION 5-3.   Disability....................................................... 21
     SECTION 5-4.   Other Severance of Employment.................................... 21
     SECTION 5-5.   Withdrawals of Employee Contributions............................ 22
     SECTION 5-6.   Hardship Withdrawals............................................. 23
     SECTION 5-7.   Notice........................................................... 25
     SECTION 5-8.   Consent.......................................................... 26
     SECTION 5-9.   Distributions in Kind............................................ 26

ARTICLE VI.    THE COMPANY........................................................... 27
     SECTION 6-1.   The Company's Interest in the Plan............................... 27
     SECTION 6-2.   Examination of Plan Documents.................................... 27
     SECTION 6-3.   Payment with Respect to Incapacitated Participants or
                      Beneficiaries.................................................. 27
     SECTION 6-4.   No Employment or Benefit Guaranty................................ 27
     SECTION 6-5.   Litigation....................................................... 28
     SECTION 6-6.   Severability..................................................... 28
     SECTION 6-7.   Amendment of Plan................................................ 28

ARTICLE VII.   THE TRUSTEE........................................................... 30
     SECTION 7-1.   The Trustee...................................................... 30
     SECTION 7-2.   Allocation of Responsibility Among Fiduciaries for Plan and
                      Trust Administration........................................... 30

ARTICLE VIII.  THE BENEFITS ADMINISTRATION COMMITTEE................................. 32
     SECTION 8-1.   Membership....................................................... 32
     SECTION 8-2.   Plan Administrator............................................... 32
     SECTION 8-3.   Proceedings of the Benefits Administration Committee............. 32
     SECTION 8-4.   Construction of Terms and Provisions of the Plan................. 32
     SECTION 8-5.   Resolution of Disputes........................................... 33


                                     ii


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                                  LEE RANCH COAL COMPANY
                     RETIREMENT AND SAVINGS PLAN FOR HOURLY EMPLOYEES

ARTICLE IX.    TERMINATION OR MERGER OF THE PLAN..................................... 34
     SECTION 9-1.   Termination or Merger of the Plan................................ 34

ARTICLE X.     LOANS................................................................. 36
     SECTION 10-1.  Participant Loans................................................ 36
     SECTION 10-2.  Loan Requirements................................................ 36
     SECTION 10-3.  Promissory Note.................................................. 38
     SECTION 10-4.  Loan Request..................................................... 38
     SECTION 10-5.  Source of Loan................................................... 38
     SECTION 10-6.  Loan as Individual Asset of Borrowing Participant................ 38
     SECTION 10-7.  Repayment of Loans............................................... 39
     SECTION 10-8.  Allocations of Repayments........................................ 39
     SECTION 10-9.  Loan Secured by Participant's Accounts........................... 39
     SECTION 10-10. Leave of Absence................................................. 39
     SECTION 10-11. Acceleration of Loan............................................. 39
     SECTION 10-12. Compliance with Applicable Laws.................................. 40
     SECTION 10-13. Loans Limited to Employees....................................... 40

ARTICLE XI.    TOP HEAVY RULES....................................................... 41
     SECTION 11-1.  Top Heavy Rules.................................................. 41

ARTICLE XII.   ROLLOVERS AND TRANSFERS............................................... 45
     SECTION 12-1.  Rollovers........................................................ 45
     SECTION 12-2.  Trustee Transfers From Other Qualified Plans..................... 45
     SECTION 12-3.  Trustee Transfer to Other Qualified Plans........................ 45
     SECTION 12-4.  Definitions...................................................... 46


                                    iii

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                           ARTICLE I. DEFINITIONS


     SECTION 1-1. "AFFILIATED COMPANY" means any corporation which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) with the Company. Affiliated Company shall also mean any trade or business under common control with the Company or an Affiliated Company within the meaning of Section 414(c) of the Code.

     SECTION 1-2. "AUTHORIZED LEAVE OF ABSENCE" means any absence authorized by the Company under the Company's standard personnel practices.

     SECTION 1-3. "AVERAGE CONTRIBUTION PERCENTAGE" means, for a specified group of eligible Employees for a year, the average of the ratios for each Employee of:

     (a) the amount of Deferred Contributions (or the total of Employee Contributions plus Company Contributions) actually made to the Plan on behalf of each such Employee for such year, to


     (b)  such Employee's Compensation for such year.

     In calculating the Average Contribution Percentage, the total of Employee Contributions plus Company Contributions for a Highly Compensated Employee shall be determined by treating all cash or deferred arrangements in which a Highly Compensated Employee is eligible to participate (other than those which may not be permissively aggregated) as a single plan and by treating all plans subject to Section 401(m) of the Code in which the Highly Compensated Employee is eligible to participate as a single plan. In the case of a Highly Compensated Employee who is either a 5% owner or one of the ten most Highly Compensated Employees and is thereby subject to the family aggregation rules of section 414(q)(6) of the Code, the Average Contribution Percentage for the family group (which is treated as one Highly Compensated Employee) shall be the Average Contribution Percentage determined by combining the contributions and Compensation of all eligible family members. Except to the extent taken into account by reason of the preceding sentence, the contributions and Compensation of all family members shall be disregarded in determining the Average Contribution Percentage.

     SECTION 1-4. "BENEFICIARY" means a person or persons (natural or otherwise) designated by a Participant to receive any death benefit which shall be payable under the Plan. Such beneficiary designation shall be made on the application form provided for in Section 2-3, and each Participant shall have the right to change his Beneficiary at any time. The Beneficiary of a married Participant shall be his spouse unless the Participant has submitted to the Company on a Form designated by the Benefits

Administration Committee the written consent of his spouse, witnessed by a Plan representative or notary public, to designate a different Beneficiary. In the event no Beneficiary is designated in the case of an unmarried Participant, or if no designated Beneficiary shall survive the Participant, Beneficiary shall mean the Participant's estate.

     SECTION 1-5. "BENEFITS ADMINISTRATION COMMITTEE" means the committee consisting of the persons appointed under the provisions of Article VIII to administer the Plan.

     SECTION 1-6.   "BOARD" mean the Board of Directors of the Company.

     SECTION 1-7. "CODE" mean the Internal Revenue Code of 1986, as amended.

     SECTION 1-8. "COMPANY" means Hanson Natural Resources Company, and any other corporations affiliated with the Company which, with the consent of the Company, participate in this Plan.

     SECTION 1-9. "COMPANY CONTRIBUTION ACCOUNT" means the account maintained for a Participant to record his share of the contributions of the Company, other than Deferred Contributions, and adjustments related thereto.

     SECTION 1-10. "COMPENSATION" shall mean a Participant's earned income, wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Company (excluding commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, severance benefits, unused vacation pay, and bonuses) and also excluding the following:

     (a) Employer contributions to a non-qualified plan of deferred compensation to the extent contributions are not included in the gross income of the Employee for the taxable year in which contributed, or on behalf of an Employee to a Simplified Employee Pension Plan to the extent such contributions are deductible under
          Section 219(b)(7) of the Code, and any distributions from a plan of deferred compensation whether or not includable in the gross income of the Employee when distributed;

     (b) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture; and

     (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified or incentive stock option.

Compensation for any limitation year is the compensation actually paid or includable in gross income during such year. Notwithstanding the foregoing, in no event shall the annual compensation of any Employee under the Plan for the Plan Year exceed $150,000 (adjusted at the same time and manner as under Section 415(d) of the Code).

     SECTION 1-11. "DEFERRED CONTRIBUTION ACCOUNT" means the account maintained for a Participant to record his share of the Deferred
Contributions of the Company and adjustments related thereto.

     SECTION 1-12. "DISABILITY" means a Participant's permanent and total incapacity for engaging in any employment for the Company for physical or mental reasons. Disability shall be deemed to exist only when a written application has been filed with the Company or its designee by or on behalf of a Participant and when such total disability is certified to the Company or its designee by a licensed physician approved by the Company or its designee.

     SECTION 1-13. "EFFECTIVE DATE" means the June 25, 1993 closing date of the Asset Exchange Agreement.

     SECTION 1-14. "EMPLOYEE" means any regular hourly paid employee of the Lee Ranch Coal Company Division of the Company.

     SECTION 1-15. "EMPLOYEE CONTRIBUTION ACCOUNT" means the account maintained for a Participant to record his contributions and adjustments related thereto.

     SECTION 1-16.  "FIDUCIARIES" means the Company, the Benefits
Administration Committee and the Trustee, but only with respect to the specific responsibilities of each for the Plan and trust administration, all as described in Section 7-2.

     SECTION 1-17. "FORMER PARTICIPANT" means a Participant whose employment with the Company has terminated but who has an account balance under the Plan which has not been paid in full.

     SECTION 1-18. "HIGHLY COMPENSATED EMPLOYEE" means a highly compensated active employee or a highly compensated former employee.


                                     3

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     A highly compensated active employee includes any employee who performs service for an Affiliated Company during the determination year and who, during the look-back year,

     (a) received compensation from an Affiliated Company in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code);

     (b) received compensation from an Affiliated Company in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group (within the meaning of Section 414(q)(4) of the Code) for such year; or

     (c) was an officer of an Affiliated Company and received compensation during such year that is greater than 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code.

     The term Highly Compensated Employee also includes

     (a) employees who are both (i) described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and (ii) the employee is one of the 100 employees who received the most compensation from an Affiliated Company during the determination year; and

     (b) employees who are 5% owners (within the meaning of Section 414(q)(1)(A) of the Code) at any time during the look-back year or the determination year.

     For purposes of (c) above, no more than 50 employees (or, if lesser, the greater of three employees or 10% of employees), excluding those employees who may be excluded in determining the top-paid group, shall be treated as officers. If no officer has satisfied the compensation requirement of (c) above during either a determination year or a look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

     For purposes of this Section, the determination year shall be the Plan Year for which the determination of which Employees are Highly Compensated Employees is being made. The look-back year shall be the twelve-month period immediately preceding the determination year.


                                     4

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     A highly compensated former employee includes any employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for an Affiliated Company during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the employee's 55th birthday. An employee who performs no service for an Affiliated Company during a determination year (for example, an employee who is on an authorized leave of absence throughout the year) shall be treated as having terminated employment in the year in which he last performed services for an Affiliated Company.

     If an employee is, during a determination or look-back year, a family member of either a 5% owner who is an active or former employee or a Highly Compensated Employee who is one of the ten most Highly Compensated Employees ranked on the basis of compensation paid by an Affiliated company during such year, then the family member and the 5% owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the family member and 5% owner or top-ten Highly Compensated Employee shall be treated as a single employee receiving compensation and Plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and 5% owner or top-ten Highly Compensated Employee. For purposes of this Section, family member includes the spouse, lineal ascendants and descendants of the employee or former employee and the spouses of such lineal ascendants and descendants.

     The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of employees in the top-paid group, the top 100 employees, the number of employees treated as officers and the compensation that is considered, will be made in accordance with
Section 414(q) of the Code and the regulations thereunder.

     For purposes of this definition of Highly Compensated Employee, "compensation" shall mean compensation within the meaning of Section 415(c)(3) of the Code including elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax-sheltered annuity.

     SECTION 1-19.  "HOURS OF SERVICE" means:

     (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Company,

     (b) Up to 501 hours for any single continuous period during which the Employee performs no duties but


                                     5

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

          is directly or indirectly paid or entitled to payment by the Company (regardless of whether employment has terminated) due to vacation, holiday, illness, incapacity including disability, lay-off, jury duty, military duty or leave of absence; excluding, however, any period for which payment is made or due under this Plan or under a plan maintained solely for the purposes of complying with workmen's compensation or unemployment compensation or disability insurance laws, or solely to reimburse the Employee for medical or medically-related expenses. An Employee shall be deemed to be directly or indirectly paid, or entitled to payment by the Company regardless of whether such payment is (i) made by or due from the Company directly or (ii) made indirectly through a trust fund, insurer or other entity to which the Company contributes or pays premiums.

     (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company, without duplication of hours provided above, and subject to the 501-hour restriction for periods described in the foregoing subparagraph
          (b).

     The foregoing provisions shall be administered in accordance with Department of Labor Regulation Section 2530.200b-2. In addition to, but not in duplication of, the foregoing provisions, an Employee shall receive service and credited service for any period of paid leave of absence.

     SECTION 1-20. "INCOME" means the net gain or loss of the Plan from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses paid from the Plan.

     SECTION 1-21. "PARTICIPANT" means an Employee participating in the Plan in accordance with the provisions of Section 2-1.

     SECTION 1-22. "PARTICIPATION" means the period commencing as of the date an Employee becomes a Participant and ending on the date his employment with the Company terminates.



                                     6

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     SECTION 1-23.  "PLAN" means the Lee Ranch Coal Company Retirement and
Savings Plan for Hourly Employees, as set forth herein, as amended from time to time.

     SECTION 1-24. "PLAN YEAR" means the 12-month period commencing on January 1 and ending on December 31.

     SECTION 1-25. "SERVICE" means a Participant's period of employment with the Company determined in accordance with Section 2-4.

     SECTION 1-26. "TRUSTEE" means the trustee under any trust agreement established between the Company and a trustee for the purpose of implementing the Plan or a legal reserve life insurance company organized or incorporated under the laws of any one of the United States of America and duly licensed in New Mexico, whichever is applicable.

     SECTION 1-27. "VALUATION DATE" means the daily valuations used hereunder for purposes of determining account values.

     SECTION 1-28. The masculine gender, where appearing in the Plan shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. The words "hereof", "herein", "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular provision or section.




                                     7

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                         ARTICLE II. PARTICIPATION

     SECTION 2-1. ELIGIBILITY. Each Employee who was a participant in the Santa Fe Pacific Coal Company Retirement and Savings Plan for Hourly Employees immediately before the Effective Date shall continue to be a Participant on the Effective Date.

     Each other Employee shall be eligible to participate in the Plan upon the completion of a 12-month period, computed with reference to the date on which the Employee's employment commenced, and anniversaries thereof, during which the Employee has not less than 1,000 Hours of Service.

     Any Employee eligible to become a Participant may commence participation as of the beginning of the first pay period of the month following the date he becomes eligible to participate.

     SECTION 2-2. SEVERANCE OF EMPLOYMENT. Any Employee, whose employment with the Company and all Affiliated Companies has been severed prior to his eligibility to participate in this Plan, and later resumed, shall be deemed a new Employee as of the date of his reemployment, and shall meet the eligibility requirements of Section 2-1 as a new Employee to be eligible to participate in this Plan, except as provided in Section 2-5.

     For the purpose of this Section 2-2, employment shall not be deemed to have been severed nor shall its permanency be affected by the fact that an Employee has been on an Authorized Leave of Absence for a period not exceeding six months, or has been on sick leave, or injured and on leave granted by the Company. The Company's records as to employment, severance, leave of absence, return, cessation of Compensation and cause of severance, shall be final and conclusive upon all parties.

     SECTION 2-3. ELECTIONS BY EMPLOYEES. Each eligible Employee who wishes to participate in the Plan shall complete a form or forms furnished by the Company. Such form shall specify (a) the Beneficiary selected by the Employee to receive death benefits, (b) the employee's election to contribute to the Plan, or to have the Company contribute to the Plan on his behalf a percentage of his Compensation (as provided for in Section 3-2), and (c) the Employee's investment election as described in Article IV.

     SECTION 2-4. SERVICE. Service shall include service with an Affiliated Company. A transfer of an Employee from the Company to any Affiliated Company shall not constitute a


                                     8

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

termination of employment. In the event of such a transfer, the Employee's account shall remain as part of the Plan.

     A Participant's Service prior to the Effective Date with the Santa Fe Pacific Coal Corporation and its Affiliated Companies (determined by substituting Santa Fe Pacific Coal Corporation for Company in Section 1-1) shall be deemed employment by the Company for purposes of the Plan.

     SECTION 2-5. PARTICIPATION UPON REEMPLOYMENT. Participation in the Plan shall cease upon termination of employment with the Company or an Affiliated Company. Termination of employment includes retirement, death, voluntary or involuntary termination of employment, unauthorized absence, and a failure to return to active employment with the Company by the date on which an Authorized Leave of Absence expired.

     Upon the reemployment of any person who had previously been employed by the Company, the following rules shall apply in determining his participation in the Plan. If the reemployed Employee was eligible to participate in the Plan during his prior period of employment, he shall be entitled to participate in the Plan as of the beginning of the first pay period of the month following his date of reemployment, and participation shall be retroactive to the date of reemployment, provided, however, that if the reemployed Employee was not a Participant in the Plan during his prior period of employment, and if he incurred a one-year break in service, he must meet the requirements of Section 2-1 for participation in the Plan as if he were a new Employee.

     If the reemployed Employee was not eligible to participate in the Plan during his prior period of employment, his prior service shall be taken into account in determining whether he meets the requirements of Section 2-1 for participation in the Plan unless he incurred a one-year Break in Service.

     A one-year Break in Service occurs when an Employee has not completed more than 500 Hours of Service in a 12-consecutive month period beginning on an anniversary of the Employee's employment commencement date following his termination of employment.

     In the case of an Employee who is absent from work for any period (i) by reason of pregnancy of the Employee, (ii) by reason of the birth of a child of the Employee, (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or
(iv) for purposes of caring for such child for a period beginning immediately


                                     9

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

following such birth or placement, for purposes of determining whether a one-year break in service has occurred, Hours of Service shall include (a) the Hours of Service which otherwise would normally have been credited to such Employee but for such absence, or (b) in any case in which such hours cannot be determined, eight hours of service per day of such absence, provided, however, that the total number of hours treated as Hours of Service under this sentence by reason of any such pregnancy or placement shall not exceed 501 hours.

     The hours described in the preceding sentence shall be treated as Hours of Service (i) only in the Plan Year in which the absence from work began if an Employee would be prevented from incurring a one-year break in service in such Plan Year solely because the period of absence is treated as Hours of Service as provided in the preceding sentence, or (ii) in any other case, in the immediately following Plan Year. No credit will be given pursuant to the preceding two sentences unless the Employee furnishes to the Benefits Administration Committee timely information to establish that the absence from work is for the reasons referred to in the first sentence of this paragraph, and the number of days for which there was such an absence.





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                   ARTICLE III. CONTRIBUTIONS TO THE FUND

     SECTION 3-1. FUND. "Fund" shall mean all monies, securities, retirement income, annuity contracts, and all other property held by the Trustee under the terms of this Plan, and shall consist of the contributions and investments and reinvestments thereof, and accruals thereto, and shall be held and administered by the Trustee as a single trust, without distinction between principal and income.

     SECTION 3-2.   ELECTIVE CONTRIBUTIONS. A Participant may elect to

     (a) have his Compensation reduced by a whole percentage and to have the amount of such reduction contributed to the Plan by the Company on his behalf as Deferred Contributions, and

     (2) contribute a whole percentage of his Compensation to the Plan as Employee Contributions,

provided that the total amount of Deferred Contributions plus Employee Contributions may not exceed twelve percent (12%) of a Participant's Compensation.

     Election forms provided by the Benefits Administration Committee shall be distributed by the Company to all eligible Employees. All elections shall apply to compensation received after the election becomes effective. Any eligible Employee who fails to return a properly completed election form in a timely manner to the Company shall be deemed to have elected to have all of his Compensation included in his regular paycheck.

     Any other provisions of the Plan to the contrary notwithstanding, the Deferred Contributions to the Plan on behalf of eligible Highly Compensated Employees shall be limited to the extent necessary to ensure that the Average Contribution Percentage for eligible Highly Compensated Employees for any Plan Year bears such a relationship to the Average Contribution Percentage for all other eligible Employees for such Plan Year that either of the following tests is satisfied.

     Similarly, the total of Employee Contributions plus Company Contributions to the Plan on behalf of each eligible Highly Compensated Employee shall be limited to the extent necessary to ensure that the Average Contribution Percentage for eligible Highly Compensated Employees for any Plan Year bears such a relationship to the Average Contribution Percentage for

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

all other eligible Employees for such Plan Year that either of the following tests is satisfied.

     (1) the Average Contribution Percentage for the group of eligible Highly Compensated Employees is not more than the Average Contribution Percentage of all other eligible Employees multiplied by 1.25; or

     (2) the excess of the Average Contribution Percentage for the group of eligible Highly Compensated Employees over that of all other eligible Employees is not more than two percentage points, and the Average Contribution Percentage for the group of eligible Highly Compensated Employees is not more than the Average Contribution Percentage of all other eligible Employees multiplied by 2.

The greater of (1) or (2) is illustrated in the table below:

     If the Average Contribution               Then the Maximum Average
       Percentage of Employees                 Contribution Percentage
         other than Highly                 of Highly Compensated Employees
      Compensated Employees is             (the Limitation Percentage) is
     ---------------------------           -------------------------------
                1%                             2  %
                2                              4.0
                3                              5.0
                4                              6.0
                5                              7.0
                6                              8.0
                7                              9.0
                8                              10.0
                9                              11.25
               10                              12.0 (Section 3-2 limit)
               11                              12.0 (Section 3-2 limit)
               12                              12.0 (Section 3-2 limit)

     All contributions that are made under two or more plans that are aggregated for purposes of Section 401(a)(4) and Section 410(b) (other than Section 410(b)(2)(A)(ii)) of the Code shall be treated as made under a single plan, and if two or more plans are permissively aggregated for purposes of Section 401(k) or Section 401(m) of the Code, the aggregated plans must also satisfy Section 401(a)(4) and Section 410(b) of the Code as though they are a single plan.

     Notwithstanding the preceding provisions of this Section, multiple use may not be made of alternative test (2) above in violation of Section 401(m)(9)(A) of the Code or the Treasury Regulations promulgated thereunder.

     If the Benefits Administration Committee determines that the limitations set forth in this Section would be exceeded for the Plan Year, then the Benefits Administration Committee shall reduce to the Limitation Percentage described in the foregoing table the percentage amount of Deferred Contributions (or the total percentage amount of Employee Contributions plus Company Contributions) of each eligible Highly Compensated Employee whose Deferred Contribution percentage is more than the Limitation Percentage (or whose Employee Contribution plus Company Contribution percentage gives rise to a percentage in excess of the Limitation Percentage). The Benefits Administration Committee shall have the authority to establish a lower Limitation Percentage if, in the discretion of the Committee, this would be beneficial to the Plan by ensuring compliance with the safe-harbor provisions of Sections 401(k)(3)(A) and 401(m)(2) of the Code. The reduced percentage of each eligible Highly Compensated Employee shall be substituted for his actual elected percentages and shall represent the percentage of his Compensation that shall be paid into the Plan on his behalf. The amount of any reduction which is necessary shall be included in the Participant's regular paycheck or, in the case of Deferred Contributions and at the election of the Participant, contributed to the Plan as Employee Contributions.

     Employee Contributions shall be made by means of payroll deductions. Deferred Contributions and Employee Contributions shall be paid to the Trustee at such time or times as may be convenient to the Company, but not less frequently than once every month and shall be credited to the Participant's Deferred Contributions Account and Employee Contributions Account, respectively.

     A Participant may elect to suspend his Employee Contributions and/or his Deferred Contributions or change his rate or rates of Employee Contributions and/or Deferred Contributions at any time, but not more frequently than once in any three month period. A Participant's election to suspend or change his rate of Employee and/or Deferred Contributions must be made in writing to the Company. Such an election shall be processed by the Company as soon as reasonably practicable after its receipt.

     SECTION 3-3. COMPANY CONTRIBUTIONS. To the extent that the year-to-date net income or retained income of the Company is sufficient, the Company shall make Company Contributions to the Plan in regard to Participants which shall be credited to the Participants' Company Contributions Accounts. The amount of the Company Contribution to be made with respect to any Participant shall be equal to 100% of the Deferred Contributions up to three percent (3%) of Compensation actually made on behalf of such Participant. Company Contributions shall be paid to the Trustee at such time or times as may be convenient to the Company, but not less frequently than once every month. In the event that the year-to-date net income or retained income of the Company is insufficient to fund all Company Contribution Accounts relating to all Participants at a 100% level, no Company Contributions shall be made to the Company Contributions Accounts.

     SECTION 3-4. MAXIMUM CONTRIBUTIONS. Notwithstanding anything contained herein to the contrary, the Deferred Contributions made to a Participant's Deferred Contribution Account, plus any amount that a Participant elects to defer under any other qualified cash or deferred arrangement for any Plan Year, shall not exceed $7,000, and the total contributions made to the Accounts of a Participant, plus any other amounts which constitute annual additions to such Participant's accounts pursuant to the Code, shall not exceed the lesser of $30,000 or 25% of the Participant's Compensation for such year.

     The $7,000 and $30,000 limitations are subject to cost-of-living adjustments made by the Secretary of the Treasury or his delegate.

     If contributions exceed the applicable limitations set forth above, any Employee Contributions for the Plan Year which cause the excess shall be returned to the Participant.

     Notwithstanding the foregoing, contributions with respect to any Participant may be further reduced to the extent necessary, as determined by the Benefits Administration Committee, to prevent disqualification of the Plan under Section 415 of the Code, which imposes additional limitations on the benefits payable to Participants who also may be participating in another tax-qualified pension, profit-sharing, savings or stock bonus plan maintained by the Company or an Affiliated Company. For purposes of this Section, the modification of Sections 414(b) and (c) of the Code by Section 415(b) of the Code is incorporated.

     For purposes of this limitation, all defined benefit plans of the Company and all Affiliated Companies, whether or not terminated, are to be treated as one defined benefit plan, and all defined contribution plans of the Company and all Affiliated Companies, whether or not terminated, are to be treated as one defined contribution plan. Benefits under defined benefit plans shall be limited before contributions to defined contribution plans, such as this Plan, are limited. For purposes of computing the limitations described or referred to in this section, the relevant limitation year shall be the Plan Year, which is the calendar year.

     SECTION 3-5. AUTHORIZED LEAVES OF ABSENCE. During an Authorized Leave of Absence, a Participant shall continue to be a Participant in the Plan and shall retain his interest in the Fund, but no Contributions shall be made to his Accounts during such Authorized Leave of Absence.

     Should a Participant fail to return to the employment of the Company within three days after the expiration of an Authorized Leave of Absence, he shall be deemed to have terminated his employment with the Company as of the expiration of such three day period.

     SECTION 3-6. TAX DEDUCTIONS. All Company contributions are made conditioned upon their deductibility for Federal income tax purposes under
Section 404 of the Code. Amounts contributed by the Company shall be returned to the Employer from the Plan by the Trustee under the following circumstances:

     (a) If a contribution was made by the Company by a mistake of fact, the excess of the amount of such contribution over the amount that would have been contributed had there been no mistake of fact shall be returned to the Company within one year after the payment of the contribution; and

     (b)  If the Company makes a contribution which is not deductible under
          Section 404 of the Code, such contribution (but only to the extent disallowed) shall be returned to the Company within one year after the disallowance of the deduction.

     Earnings attributable to the contribution shall not be returned to the Company, but losses attributable to such excess contribution shall be deducted from the amount to be returned. In the event (a) or (b) above apply, the Company will distribute any Employee Contributions and Deferred Contributions returned to the Company (less any losses) to the Employees who contributed such amounts.

                   ARTICLE IV. ALLOCATIONS AND ACCOUNTING

     SECTION 4-1. ALLOCATION OF CONTRIBUTIONS. All contributions shall be credited to Participants' accounts upon remittance to the Trustee. The Benefits Administration Committee shall create and maintain adequate records to disclose the interest in the trust of each Participant, former Participant and Beneficiary. Such records shall be in the form of individual accounts, and credits and charges shall be made to such accounts in the manner herein described. A Participant may have three separate accounts: a Company Contribution Account, an Employee Contribution Account, and a Deferred Contribution Account. The Company Contribution Account shall be divided into subaccounts reflecting contributions with respect to periods prior to January 1, 1994 (the "Pre-1994 Company Contribution Subaccount") and a subaccount reflecting contributions on and after January 1, 1994 (the "Post-1993 Company Contribution Subaccount"). The maintenance of individual accounts is only for accounting purposes, and a segregation of the assets of the trust to each account shall not be required. Distributions and withdrawals made from an account shall be charged to the account as of the date paid. The assets of the trust shall constitute a single fund in which each Participant shall have an undivided proportionate interest.

     SECTION 4-2. INVESTMENT CHOICES. Contributions to the Plan shall be invested in investment funds maintained by The Vanguard Group of Investment Companies or in a fund invested in Hanson PLC ADRs ("Hanson Fund") in accordance with rules adopted by the Benefits Administration Committee.

     The Benefits Administration Committee shall obtain descriptions of the investment choices available for the purpose of informing Participants with respect thereto. The selection of investment choices is the sole responsibility of each Participant, and no employee or representative of the Company or any Affiliated Company is authorized to make any recommendation to any Participant with respect to his investment choices.

     SECTION 4-3. INVESTMENT ELECTIONS. Prior to the date an Employee becomes a Participant hereunder, he must make an investment election which will apply to the investment of all contributions made by or with respect to him except the Post-1993 Company Contribution Subaccount. Separate investment elections with respect to Deferred Contributions, Company Contributions and Employee Contributions may not be made. If a Participant wishes to utilize more than one Fund, he must notify the Company in writing as to the percentage of the contributions to be invested in each Fund. Such percentages must be either 25% or an exact multiple of 25%, i.e., 25%, 50%, 75% or 100%. Amounts in the Post-1993 Company Contribution Subaccount shall be invested exclusively in the Hanson Fund.

     SECTION 4-4. CHANGES IN INVESTMENT ELECTIONS. A Participant may elect to change his investment election in accordance with rules prescribed by the Benefits Administration Committee but may not transfer amounts in the Post-1993 Company Contribution Subaccount out of the Hanson Fund.

     SECTION 4-5. DISPOSITION AND ALLOCATION OF FORFEITURES. If a Participant terminates his employment prior to his attainment of age 65 and receives a distribution of his entire vested interest in the Plan or has five consecutive one-year breaks in service, any non-vested portion of his Company Contribution Account shall be forfeited immediately and used first to restore previously forfeited amounts of other Participants as provided for below. Any forfeited amounts not required for this Purpose shall be allocated to the accounts of other Participants in the ratio that each Participant's account balances bear to the account balances of all Participants on the first Valuation Date of each Plan Year.

     If the Participant resumes employment with the Company before he has five consecutive one-year breaks in service, the non-vested benefit shall be restored to the Participant's accounts in the Fund. The preceding sentence shall not apply to a Participant unless such Participant repays to the trust any amount previously distributed to him in a single sum on or before the earlier of five years after the first date on which the Participant was re-employed or the close of the first period of five consecutive one-year breaks in service commencing after the distribution. The Company shall restore previously forfeited amounts under this paragraph first by applying current forfeitures as provided in the preceding paragraph, and if such amounts are insufficient, by contributing the necessary additional amounts.

     SECTION 4-6. NATURE OF PARTICIPANTS' RIGHTS IN THE FUND. The interest of any Participant and Beneficiary of any Participant in the Fund and trust shall in no event be subject to sale, assignment, hypothecation or transfer by such Participant or Beneficiary, and each Participant or Beneficiary is hereby prohibited from anticipating, encumbering, assigning or in any manner alienating his interest in this Plan and its assets, and is and shall be without power to do so. Nor shall the interest of any Participant or Beneficiary be liable or subject to debts, liabilities or obligations of the Participant or Beneficiary, nor shall the same, or any part thereof, be subject to any judgment, execution, attachment, garnishment, or other legal processes against such Participant or Beneficiary. Nor shall any Participant have any right of any kind whatsoever with respect to the trust Fund, or any estate or interest therein or with respect to any other property or rights, other than the right to receive such distributions as are lawfully made out of the Fund, as and when the same respectively are due and payable under the terms of this Plan.

     This Section shall apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a "qualified domestic relations order."

     In the event an alternate payee receives an interest in a Participant's accounts in the Fund pursuant to ERISA Section 206, the payment of such benefits shall be made or shall commence to be made as established by court order. Notwithstanding any other provision of this Plan, an alternate payee under a qualified domestic relations order, as determined in accordance with
Section 206 of ERISA, shall be entitled within 180 days from the date the alternate payee receives written notification that the Company has made such a determination, to elect to receive any benefits to which the alternate payee is entitled, payable in accordance with the distribution provisions set forth in Article V of this Plan, in full satisfaction of any liability of the Plan to such person. Earnings on the benefits awarded the Alternate Payee by the court order shall accrue between the date specified for division of the Participant's accounts in the Fund and the date the Alternate Payee's account is opened, only to the extent provided in the court order. An alternate payee may make withdrawals pursuant to Sections 5-5 and 5-6 of the Plan.

     Notwithstanding any provisions of this Plan to the contrary, the Plan will recognize a "qualified domestic relations order" which shall be a judgment, decree or order (including approval of a property settlement agreement) that meets the requirements of (a), (b) and (c) below:

     (a) the order relates to child support, alimony, property rights to a spouse, former spouse, child or dependent of a Participant and is issued pursuant to a state domestic relations law;

     (b) the order includes (1) the name and address of the Participant and alternate payee, (2) the amount or percentage of benefits payable to the alternate payee (or the manner in which the amount or percentage is to be determined), (3) the period or number of payments involved, and (4) the exact name of the plan to which the order applies; and

     (c) the order does not require a type or form of benefit or option not otherwise offered under the Plan, does not require the Plan to provide increased benefits (determined on an actuarial basis) and does not affect benefits already the subject of a previous qualified domestic relations order.

     Subsection (c) above shall be interpreted to mean that an order can require a distribution of the portion of a Participant's interest in the Fund that could be immediately withdrawn upon proper application.

     Notwithstanding Subsection (c) above, an alternate payee may elect any form of payment to which the Participant would be entitled at the time of the alternate payee's benefit commencement.

     The Benefits Administration Committee shall notify any Participant and alternate payee of the receipt of any order by the Plan and shall inform such Participant and alternate payee of the Plan's procedures for determining whether the order meets the requirements described above in this
Section 4-6. Such procedures shall comply with the requirements set forth in
Section 414(p) of the Code and Section 206(d) of ERISA.

                          ARTICLE V. DISTRIBUTIONS

     SECTION 5-1. IN THE EVENT OF THE DEATH OF A PARTICIPANT. Upon the death of a Participant, the full value of his interest in the Fund shall be paid to his Beneficiary in a single sum as soon as practicable after such Valuation Date, but in no event later than five years after the Participant's death.

     SECTION 5-2. RETIREMENT. A Participant's normal retirement date shall be his 65th birthday. A Participant who has attained the age of 65 years shall be entitled to receive the full value of his interest in the Fund.

     The Participant shall receive such amount under any of the following methods as elected by the Participant in writing prior to his retirement:

     Option 1: A single sum payment on or before ninety days after attaining age 65 of the full amount to which he is entitled.

     Option 2: A payment on the tenth day of February of each of the three succeeding calendar years next following the calendar year in which he attained age 65, of one-third of the amount to which he is entitled.

     Option 3: A payment on the tenth day of February of each of the ten succeeding calendar years next following the calendar year in which he attained age 65, of one-tenth of the amount to which he is entitled.

     If no election is made, distribution shall take place in accordance with Option 1, and shall in no event take place later than the 60th day after the close of the year in which the Participant attains age 65.

     Options 2 and 3 shall be available only if the Participant's interest in the Fund is at least $3,500.00 at the time of his retirement.

     If a Participant selects Option 2 or 3 and dies prior to receiving all of the sums to which he is entitled, the balance remaining in the hands of the Trustee shall be paid by the Trustee to the Beneficiary of such decedent in single sum within thirty days after receipt by the Trustee of written notice of his death.

     A Participant eligible for retirement at age 65 may continue in the employ of the Company. Nevertheless, payment of benefits under this Section shall commence upon attainment of age 65 unless the Participant shall have elected prior to attaining age 65 to continue as a Participant in this Plan. If he should so elect, the interest of the Participant in the Fund shall not be distributed to him until his actual retirement, at which time distribution shall be made as in the case of retirement at age 65 as hereinabove provided.

     Notwithstanding anything to the contrary contained in the Plan, the entire interest of a Participant will be distributed in accordance with
Section 401(a)(9) of the Code and the regulations thereunder beginning no later than the Participant's Required Beginning Date as determined below. Minimum distributions will be made based on the life expectancy of such Participant. For purposes of determining the amount of such minimum distribution the Participant's life expectancy will be recalculated annually. Notwithstanding the preceding, a Participant may elect, at any time prior to his Required Beginning Date, to receive the entire amount of his accounts in a lump sum. If such an election is made, the Participant will receive, on or before December 31 of each subsequent calendar year, a lump sum distribution of any subsequent amounts allocated to his accounts. The Required Beginning Date of a Participant who attained age 70-1/2 before January 1, 1988 and who was not a person described in Section 11-1(c)(3) at any time after the first day of the Plan Year in which he attained age 66-1/2 shall be the April 1 following the calendar year in which he terminates employment. The Required Beginning Date of a person described in
Section 11-1(c)(3) shall be the later of December 31, 1987, or the April 1 following the calendar year in which the person described in Section 11-1(c)(3) attains age 70-1/2. The Required Beginning Date of any other Participant shall be the later of April 1, 1990, or the April 1 following the calendar year in which the Participant attains age 70-1/2.

     SECTION 5-3. DISABILITY. In the case of a Participant who incurs Disability, the full value of his interest in the Fund shall be paid to the Participant in a single sum on or before 90 days after the later of his attainment of age 65 or the termination of his employment, but in no event later than April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2. Such a Participant may elect to receive an immediate distribution of the full value of his interest in the Fund as if he had retired. A Participant who makes the election described in this section may elect to receive his distribution pursuant to any of the options described in Section 5-2.

     SECTION 5-4. OTHER SEVERANCE OF EMPLOYMENT. In the event that a Participant, prior to attaining age 65, and for reasons other than Disability, ceases to be employed by the Company or an Affiliated Company, he shall be entitled to receive the full value of his Deferred Contribution and Employee Contribution Accounts plus the vested percentage of his Company Contribution Account.

     A Participant's vested percentage in his Company Contribution Account shall be determined in accordance with the following schedule.

Number of Years of Service                            Vested Percentage
--------------------------                            -----------------
Less than one year                                             0%
1 year but less than 2 years                                  20%
2 years but less than 3 years                                 40%
3 years but less than 4 years                                 60%
4 years but less than 5 years                                 80%
5 years or more                                              100%

     Years of Service shall mean the number of Plan Years in which an Employee is compensated for at least 1,000 Hours of Service by the Company or an Affiliated Company in any capacity.

     If a Participant becomes entitled to receive a distribution under this Section, the amount to which he is entitled shall be paid to the Participant in a single sum on or before 90 days after his attainment of age 65, but in no event later than the 60th day after the close of the Year in which he attains age 65.

     A Participant may elect to receive any amounts which he becomes entitled to receive under this Section in a single sum as soon as practicable subsequent to termination of his employment.

     If a Participant's employment is terminated, but he is reemployed prior to the time when he would be entitled to a distribution of his interest in the Fund pursuant to this election, he shall not receive a distribution, and shall be entitled to participate in the Plan.

     Notwithstanding the preceding provisions of this Section, if the amount to which a Participant is entitled upon the termination of his employment does not exceed $3,500, such amount shall be paid to him in a single sum as soon as practicable subsequent to the termination of his employment.

     SECTION 5-5. WITHDRAWALS OF EMPLOYEE CONTRIBUTIONS. A Participant may, at any time after he has been a Participant for at least three months, and prior to the distribution of his

Employee Contribution Account, but not more frequently than once in any three-month period, request the withdrawal of all or a specified portion of his Employee Contribution Account.

     The Participant's request to withdraw must be made in writing to the Company. Such request must specify the total amount requested to be withdrawn from the Participant's Employee Contribution Account. Any withdrawal under this Section shall be made from the Funds on a pro rata basis. Each such withdrawal election shall be processed as soon as reasonably practicable.

     If the value of a Participant's Employee Contribution Accounts, as of the actual date of withdrawal, is lower than the value upon which the Participant based his withdrawal election, the amount actually withdrawn shall be limited to the value of such account on the Valuation Date of such withdrawal.

     SECTION 5-6. HARDSHIP WITHDRAWALS. A Participant may, at any time after he has been a Participant for at least three months, and prior to the distribution of his Deferred Contribution Account or his Company Contribution Account, but not more frequently than once in any three-month period, and with the consent of the Benefits Administration Committee, request the withdrawal of all or a specified portion of his vested Company Contribution Account and his Deferred Contribution Account, provided, however, that no such withdrawal shall be permitted unless the Participant's Employee Contribution Account is then or has previously been completely withdrawn and further provided that no withdrawal from a Participant's Deferred Contribution Account shall be permitted unless the Participant has previously withdrawn or is requesting to withdraw all of his vested Company Contribution Account. Amounts representing income which are credited to a Participant's Deferred Contribution Account after December 31, 1988, may not be withdrawn.

     The Participant's request to withdraw must be made in writing to the Company. Such request must specify both the total amount requested to be withdrawn from the Participant's Company Contribution Account (and subaccount) and Deferred Contribution Account. Each such withdrawal election shall be processed as soon as reasonably practicable and shall be given effect as of a Valuation Date.

     If the value of a Participant's vested accounts, as of the actual date of withdrawal, is lower than the value upon which the Participant based his withdrawal election, the amount actually withdrawn from the accounts shall be limited to the value of such accounts on the Valuation date of such withdrawal.

     The basis for the Benefits Administration Committee consenting to or refusing to consent to the Participant's request shall be that of demonstrated hardship. For purposes of this section, a hardship exists only if there is an immediate and heavy financial need of the Participant and a withdrawal under this Section is necessary to satisfy such financial need.

     The determination of whether a Participant has an immediate and heavy financial need is to be made on the basis of all relevant facts and circumstances. A financial need shall not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred by the Participant.

     A withdrawal request will be deemed to be made on account of an immediate and heavy financial need of the Participant if the request is on account of:

     (1) Medical expenses described in Section 213(d) of the Code incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Section 152 of the Code);

     (2) Purchase (excluding mortgage payments) of a principal residence for the Participant;

     (3) Payment of tuition for the next 12 months of post-secondary education for the Participant, his spouse, children, or dependents;

     (4) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

     (5) Other definitions of deemed immediate and heavy financial needs promulgated by the Commissioner of Internal Revenue through the publication of revenue rulings, notices, and other documents of general applicability.

     A withdrawal will not be treated as necessary to satisfy an immediate and heavy financial need of a Participant unless all of the following requirements are satisfied:

     (1) The Participant states in writing that the withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant,

     (2) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Company,

     (3) The Participant's Deferred Contribution and Employee Contributions will be suspended for 12 months after receipt of the hardship withdrawal, and

     (4) The Participant may not make Deferred Contributions for the Participant's taxable year immediately following the taxable year of the hardship withdrawal in excess of the applicable limit under
          Section 402(g) of the Code for such next taxable year less the amount of such Participant's Deferred Contributions for the taxable year of the hardship withdrawal.

     The Benefits Administration Committee may accept the written statement of the Participant as to his financial resources unless it has reason to believe the statement is in error. The Benefits Administration Committee shall have the right to request any additional information or documentation which it deems necessary or desirable to assist it in its determination as to whether a hardship exists, or as may be required to maintain the qualified status of the Plan.

     No withdrawal from a Participant's Deferred Contribution Account shall be permitted unless a complete withdrawal of the Participant's Employee Contribution Account is insufficient to defray the hardship.

     If a Participant has an outstanding Plan Loan pursuant to Article XI, no withdrawal shall be permitted which would reduce the Participant's vested interest in his Accounts below the sum of the outstanding principal balance of the loan plus any interest to be accrued with respect to such loan.

     Amounts withdrawn by a Participant may not be returned to the Plan.

     SECTION 5-7. NOTICE. In the event that the vested account balances of a Participant to be distributed pursuant to Section 5-3 or 5-4 exceed (or at the time of any prior distribution exceeded) $3,500, such Participant shall receive from the Benefits Administration Committee, during a period beginning not more than 90 days and ending not less than 30 days before the Valuation Date as of which distribution is to be made, a written notification of:

          (1)  the value of his benefits under the Plan; and

          (2)  his right to defer receipt of vested benefits.

     SECTION 5-8. CONSENT. The Participant's consent to the distribution of the vested portion of his accounts must be:

          (1)  in writing;

          (2) made after the Participant receives the written notice described in the preceding sentence; and

          (3) made within 90 days before the Valuation Date as of which distribution to the Participant is to be made.

If the Participant elects to receive benefits before 30 days have elapsed since his receipt of the Notice described in Section 5-7, he will be deemed to have waived his right to such 30-day notice.

     SECTION 5-9. DISTRIBUTIONS IN KIND. At least 30 days prior to actual distribution, a Participant may elect that any distribution pursuant to Sections 5-1, 5-2, 5-3 or 5-4 from accounts invested in the Hanson Fund be distributed in whole units of Hanson PLC ADRs and cash for any fractional units.

                      ARTICLE VI.  THE COMPANY

     SECTION 6-1. THE COMPANY'S INTEREST IN THE PLAN. This Plan is created and shall be maintained for the exclusive benefit of participating Employees and is intended to qualify as an employee's profit-sharing trust under the provisions of Section 401 of the Code. Nothing contained herein, however, shall be construed so as to impair the right of the Company to see to the proper administration of the Plan according to its terms.

     SECTION 6-2. EXAMINATION OF PLAN DOCUMENTS. Copies of the Plan and any amendments thereto will be on file at the principal office of the Company where they may be examined by any Participant or any other person entitled to benefits under the Plan.

     SECTION 6-3.  PAYMENT WITH RESPECT TO INCAPACITATED PARTICIPANTS
OR BENEFICIARIES. If any person entitled to benefits under the Plan is under a legal disability or, in the opinion of the Benefits Administration Committee, is incapacitated in any way so as to be unable to manage his financial affairs, the Benefits Administration Committee may direct the payment of such benefits to such person's legal representative or to a relative or friend of such person for such person's benefit, or the Benefits Administration Committee may direct the application of such benefits for the benefit of such person in any manner which the Benefits Administration Committee may select that is permitted by federal law and is consistent with the Plan. Any payments made in accordance with the foregoing provisions of this section shall be a full and complete discharge of any liability for such payments.

     SECTION 6-4. NO EMPLOYMENT OR BENEFIT GUARANTY. None of the establishment of the Plan, any modification thereof, the creation of any fund or account, or the payment of any benefits shall be construed as giving to any Participant or other person any legal equitable right against the Company, the Benefits Administration Committee or any Trustee except as provided herein. Under no circumstances shall the maintenance of this Plan constitute a contract of employment or shall the terms of employment of any participant be modified or in any way affected hereby, Accordingly, participation in the Plan will not give any Participant a right to be retained in the employ of the Company or any Affiliated Company. Neither the Benefits Administration Committee nor the Company in any way guarantees any assets of the Plan from loss or depreciation or any payment to any person. The liability of the Benefits Administration Committee or the Company as to any payment or distribution of benefits under the Plan is limited to the available assets of the trust fund.

     SECTION 6-5. LITIGATION. In any action or proceeding regarding any Plan assets, any Plan benefits or the administration of the Plan, employees or former employees of the company, their beneficiaries, and any other persons claiming to have an interest in the Plan, shall not be necessary parties and shall not be entitled to any notice of process. Any final judgment which is not appealed or appealable and which may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and on all persons having or claiming to have any interest in the Plan. To the extent permitted by law, if a legal action is begun against the Benefits Administration Committee, the Company, or any Trustee by or on behalf of any person and such action results adversely to such persons, or if a legal action arises because of conflicting claims to the Participant's or other person's benefit, the cost of the Company, the Benefits Administration Committee, or the Trustee of defending the action will be charged to the sums, if any, which were involved in the action or were payable to the Participant or the other person concerned. Acceptance of participation in the Plan shall constitute a release of the Company, the Benefits Administration Committee, any Trustee and their agents from any and all liability and obligation not involving willful misconduct or gross neglect of the extent permitted by applicable law. Notwithstanding any other provisions of the Plan, if the Benefits Administration Committee is required by a final court order to distribute the benefits of a Participant other than in a manner required under the Plan, then the Benefits Administration Committee shall cause the Participant's benefits to be distributed in a manner consistent with such final court order. The Benefits Administration Committee shall not be required to comply with the requirements of a final court order in any action in which the Benefits Administration Committee, a Trustee, the Plan or the trust was not a party.

     SECTION 6-6. SEVERABILITY. If any provisions of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provisions had never been set forth in the Plan.

     SECTION 6-7. AMENDMENT OF THE PLAN. This Plan may be amended at any time, and from time to time, by resolution of the Board of Directors of the Company. The Plan, as amended, shall apply to the Participants and the Company, unless a participating company elects to withdraw from the Plan. Such power of

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

amendment shall under no circumstances include the right to reinvest or otherwise transfer any interest in or to the accounts, or any income therefrom, to the Company; nor shall the power of amendment include the right, in any way or to any extent, to divest any Participant of the interest in his accounts to which he would be entitled if he had terminated his service immediately before such amendment; provided further that the rights, duties or responsibilities of the Trustee shall not be substantially changed without its written consent. Neither shall such power of amendment be executed in any way which would or could give to any Participant or Beneficiary any right or thing of exchangeable value in advance of the receipt of distributions hereunder. Notwithstanding the foregoing provisions of this section, this Plan may be amended in any manner whatsoever, with prospective or retroactive effect, for the purpose of qualifying it under, or complying with, any provision of the Code or ERISA.

     The Company intends that this Plan, as amended from time to time, shall constitute a qualified Plan under the provisions of Section 401(a) and (k) of the Code as amended. The Company intends that this Plan shall continue to be maintained for the above purposes indefinitely, subject, however, to the rights reserved in the Company to amend and terminate the Plan as set forth herein. Nothing contained in this Plan shall be construed as disqualifying any Employee of the Company from any benefits under any other plan or program to which such Employee would be entitled in the absence of this Plan.

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

                          ARTICLE VII. THE TRUSTEE

     SECTION 7-1. THE TRUSTEE. For purposes of investing contributions under this Plan, the Company shall establish one or more trusts or enter into one or more group annuity contracts with one or more insurers, or may establish a combination of one or more trusts or insurance contracts. The Company shall have the responsibility for selecting the Trustee(s) and/or insurer(s) hereunder and may establish alternative funds for the purpose of investing amounts derived from contributions hereunder pursuant to Participants' elections.

     SECTION 7-2. ALLOCATION OF RESPONSIBILITY AMONG FIDUCIARIES FOR PLAN AND TRUST ADMINISTRATION. The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan or any trust agreement with respect to this Plan. In general, the Company shall have the sole responsibility for making the contributions provided for under Section 3-3, and the Company shall have the sole authority to appoint and remove the Trustee, members of the Benefits Administration Committee, and to amend or terminate, in whole or in part, this Plan or the trust. The Benefits Administration Committee shall have the sole responsibility for the administration of this Plan. The Trustee shall have the sole responsibility for the administration of the trust and the management of the assets held under the trust, all as specifically provided in the trust.

     Each fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan or the trust, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each fiduciary may rely upon such direction, information or action of another fiduciary as being proper under this Plan or the trust, and is not required under this Plan or the trust to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the trust that each fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the trust and shall not be responsible for any act or failure to act of another fiduciary.

     The Company shall indemnify and hold harmless each member of its Board of Directors, the Benefits Administration Committee and each of its officers and employees from and against any and all liability, loss, costs, charges, expenses, claims and demands of every kind and character arising out of, or in any way resulting from, the acts, omissions or conduct of any such persons in the management, operation and administration of the

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

Plan and the trust which any of them may suffer, incur or sustain, except that the Company shall not indemnify and hold harmless any such person who, with respect to such acts, omissions or conduct, is guilty of willful misconduct or lack of good faith. In addition, the Plan or the Company may purchase fiduciary liability insurance for any Board of Directors of the Company, for the Benefits Administration Committee, and their members and for the officers and employees of the Company.

            ARTICLE VIII. THE BENEFITS ADMINISTRATION COMMITTEE

     SECTION 8-1. MEMBERSHIP. The Benefits Administration Committee shall consist of three or more members, who shall be selected by the Board of Directors of the Company. The Board of Directors shall designate one member of the Benefits Administration Committee who shall be chairman.

     The Board of Directors of the Company may at any time remove any of the members of the Benefits Administration Committee and may appoint other members to serve. Likewise, in the event of the death, resignation or incapacity of a member of the Benefits Administration Committee, a successor shall be selected by the Board of Directors to serve in his place.

     Each member of the Benefits Administration Committee shall serve on the Benefits Administration Committee until such time as he shall resign, die, become incapacitated, or be removed by the Board of Directors.

     The members of the Benefits Administration Committee shall not receive any compensation for their services as members of the Benefits
Administration Committee. The Benefits Administration Committee shall be bonded in accordance with the requirements of ERISA.

     SECTION 8-2. PLAN ADMINISTRATOR. The Benefits Administration Committee shall be the Plan Administrator and shall supervise and direct the Trustee in the management and administration of the Fund in accordance with the terms and provisions of the Plan.

     SECTION 8-3. PROCEEDINGS OF THE BENEFITS ADMINISTRATION COMMITTEE. The Benefits Administration Committee shall meet and act as a body and the individual members of the Benefits Administration Committee shall have no powers and duties as such, except that the Benefits Administration Committee may appoint a member or members or other parties to keep the records and file such reports and notices as required. On all matters, the decision of the majority of the members of the Benefits Administration Committee shall control; provided, however, if the members of the Benefits Administration Committee are equally divided upon any matter or question requiring their joint action, then the decision of the chairman with respect thereto shall control.

     SECTION 8-4. CONSTRUCTION OF TERMS AND PROVISIONS OF THE PLAN. The members of the Benefits Administration Committee shall have discretionary authority to construe, interpret and administer the terms and provisions of this Plan. The construction and interpretation of this Plan by the Benefits Administration Committee shall be binding and conclusive on all parties.

     SECTION 8-5. RESOLUTION OF DISPUTES. In the event a dispute arises regarding the rights of an Employee, Participant or Beneficiary under the terms of this Plan, the decision of the Benefits Administration Committee shall be final and binding, subject to review as provided below.

     The Benefits Administration Committee shall within ninety (90) days provide a notice in writing to any person whose claim for benefits under this Plan has been denied, setting forth the specific reasons for such denial, specific references to the Plan provisions on which the denial was based and an explanation of the procedure for review of the denial. Such person, or his duly authorized representative, may appeal to the Benefits Administration Committee for a review of the denial by sending to the Benefits Administration Committee a written request for review within sixty
(60) days after receiving notice of the denial. The request for review shall set forth all grounds on which it is based, together with supporting facts and evidence which the claimant deems pertinent, and the Benefits Administration Committee shall give the claimant the opportunity to review pertinent documents in preparing the request.

     The Benefits Administration Committee may require the claimant to submit such additional facts, documents or other material as it deems necessary or advisable in making the review.

     Within sixty (60) days after the receipt of the request for review, the Benefits Administration Committee shall communicate to the Claimant written notice of its decision, including therein specific reasons and references to pertinent Plan provisions upon which the decision is based.

               ARTICLE IX. TERMINATION OR MERGER OF THE PLAN

     SECTION 9-1. TERMINATION OR MERGER OF THE PLAN. The Company may terminate this Plan at any time, such termination to become effective at the time specified in a written notice to the Trustee. Notice of such termination shall be given to the Participants as soon as practicable after notice is given to the Trustee.

     In the event of the dissolution, merger, consolidation or reorganization of the Company, provision may be made by which the Plan and trust will be continued by the successor; and, in that event, such successor shall be substituted for the Company under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of the Company under the Plan.

     In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the trust fund to another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this plan, the assets of the Trust applicable to such Participants shall be transferred to the other trust fund only if:

     (a) each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated);

     (b) resolutions of the Board of Directors of the Company under this Plan, or of any new or successor employer of the affected Participants, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants' inclusion in the new employer's plan; and

     (c) such other plan and trust are qualified under Sections 401(a) and 501(a) of the Code.

     Upon a termination of the Plan, the Company shall make no further contributions to the trust and the Trustee shall effect such liquidation of the assets of the trust as may be necessary or desirable to make distribution thereof and distribute to each Participant or Beneficiary within a reasonable time after such termination (subject to delay in the event of administrative difficulties) the interest in the Fund to which he is entitled. Upon a complete or partial termination of the Plan, all accounts shall be fully vested and nonforfeitable.

                              ARTICLE X. LOANS

     SECTION 10-1. PARTICIPANT LOANS. A Participant may borrow from the
Plan, subject to the following provisions of this Article and to such additional standards as the Benefits Administration Committee may adopt, by making prior written application to the Benefits Administration Committee. A Participant seeking a loan hereunder must submit a written application (hereinafter referred to as the "completed application") which shall (i) specify the terms pursuant to which the loan is requested to be made, including the requested effective date, (ii) authorize the repayment of the loan through payroll deductions, (iii) provide such information and documentation as the Benefits Administration Committee shall require, and
(iv) include a promissory note, duly executed by the Participant, granting a security interest in 50% of the value of the Participant's vested interest in his accounts in the Plan to secure the loan.

     SECTION 10-2. LOAN REQUIREMENTS. Any loan to a Participant under this Article shall be subject to the following requirements:

     (a) The loan may not exceed the lesser of $50,000 or 50 percent of the value of the Participant's vested interest in his accounts; provided that the amount of the loan shall be further limited so that the monthly repayment does not exceed 25% of the Participant's Compensation. The maximum loan amount of $50,000 otherwise available to a Participant is reduced by the excess, if any, of the highest outstanding balance of Plan loans to the Participant during the one-year period ending on the day before the loan is made over the outstanding balance of loans from the Plan on the date when the loan is made.

     (b)  The loan must be at least $1,000, or in $500 increments above
          $1,000.

     (c) The loan shall provide for a fixed rate of interest for the entire term of the loan. The applicable interest rate for Plan loans shall be the current estimated blended fixed interest rate for Fixed Income Fund or the Prime Rate published in the Wall Street Journal at the beginning of the current calendar quarter plus 1%, whichever is higher, provided that the Benefits Administration Committee may in its discretion establish a different method of establishing the interest rate consistent with the provisions of Section 4975(d)(1) of the Code and other applicable legal requirements. Should the Prime Rate be published as a range in the Wall Street Journal, the Prime Rate shall be deemed to be the midpoint of the published range.

     (d) The loan shall be for a term of one, two, three, four or five years.

     (e) Notwithstanding the five year limit in Section 10-2(d), any loan used to acquire or construct any dwelling unit which, within a reasonable time, is to be used as the principal residence of the Participant may be for a term of up to 15 years; provided that the term must be a multiple of 12 months.

     (f) The Benefits Administration Committee shall establish standards in accordance with ERISA and the Code and such rules as it deems necessary which shall be uniformly applicable to all Participants similarly situated and shall govern the Benefits Administration Committee's approval or disapproval of completed applications. The terms for each loan shall be set solely in accordance with this Section and such standards adopted by the Benefits Administration Committee in accordance with Section 10-4. Such standards may prescribe minimum repayment periods, a maximum and minimum loan amount (within the limitations specified above), and other relevant factors.

     (g) Each time a Participant takes a loan, he shall not be permitted to take a subsequent loan under the Plan until three months after the prior loan has been repaid in full, but in no event shall a Participant be permitted to obtain more than one loan in a twelve month period from the date of the approval of the last outstanding loan.

     (h) Except as otherwise provided by the Benefits Administration Committee, a Participant may not take a loan in the same month, or the month subsequent to the month in which a withdrawal request was submitted or a distribution made.

     SECTION 10-3. PROMISSORY NOTE.

     (a) Each loan shall be evidenced by a promissory note executed by the Participant and payable to the Trustee, due and payable in full not later than the earliest of: (i) a fixed maturity date meeting the requirements of Section 10-2(d) or (e) above; (ii) the Participant's death; or (iii) the time which the Participant ceases to be an Employee.

     (b) The promissory note shall provide for the payment of equal monthly installments of principal and interest on the unpaid balance of principal at the fixed annual rate set forth in Section 10-2(c) on the date the note is executed. The note shall further provide that the monthly payments shall be through payroll deductions.

     (c) The promissory note shall evidence such additional terms as are required by this Section or by the Benefits Administration Committee.

     SECTION 10-4. LOAN REQUEST. The Benefits Administration Committee shall, in accordance with its established standards, review and approve or disapprove a completed application as soon as practicable after its receipt thereof, and shall promptly notify the applying Participant of such approval or disapproval. In the event the Trustee shall advise the Benefits Administration Committee that it is not reasonably able, in the interests of Participants, to prudently distribute the necessary amounts from the Fund to satisfy all Participants' completed applications in accordance with this Article, the amount to be made available to each Participant shall be reduced in proportion to the ratio which the aggregate amount that the Trustee has advised the Benefits Administration Committee may prudently be so distributed, bears to the aggregate amount sought by all Participants' completed applications.

     SECTION 10-5. SOURCE OF LOAN. A Participant shall first borrow from his available Employee Contribution Account. If the Participant's Employee Contribution Account is not sufficient to fund the loan, the Participant shall next borrow from his vested Pre-1994 Company Contribution Subaccount. If the loan exceeds the sum of the Employee Contribution Account and the vested Pre-1994 Company Contribution Subaccount balances, the Participant shall next borrow from his Deferred Contribution Account. Lastly, the Participant shall borrow from his vested Post-1993 Company Contribution Subaccount.

     SECTION 10-6. LOAN AS INDIVIDUAL ASSET OF BORROWING PARTICIPANT. Each loan shall be made only from the accounts of the borrowing Participant and shall be treated as an investment of the Participant's accounts from which the Participant's loan was funded.

     SECTION 10-7. REPAYMENT OF LOANS. Each loan to a Participant under this Article shall be repaid in level monthly amounts over a period meeting the requirements of Section 10-2. The monthly installments must be paid through automatic payroll deductions, except as provided by the Benefits Administration Committee. A Participant may request a subsequent loan after full repayment of a prior loan, subject to the maximum loan amount set forth in Section 10-2(a). All loan repayments made through payroll deductions shall be transmitted by the Company to the Trustee as soon as practicable after such amounts are withheld. Any repayment of a loan from the Post-1993 Company Contribution Subaccount shall be invested in the Hanson Fund in the same proportion as the proportion of the loan which is attributable to the Post-1993 Company Contribution Subaccount.

     SECTION 10-8. ALLOCATIONS OF REPAYMENTS. Each loan repayment of principal and interest will be allocated to the Participant's accounts in the same proportion from which the loan was funded as provided in Section 10-5 hereof.

     SECTION 10-9. LOAN SECURED BY PARTICIPANT'S ACCOUNTS. Repayment of any loan under the Plan shall be secured by his promissory note and the Participant's vested interest in his accounts.

     SECTION 10-10. LEAVE OF ABSENCE. If a Participant with an outstanding loan takes an authorized leave of absence or incurs a temporary disability so the regular monthly installment payments cannot be made on a payroll deduction basis, the Participant will be required to make the regular monthly payments of principal and interest at the time and place established by the Benefits Administration Committee.

     SECTION 10-11. ACCELERATION OF LOAN. If any time prior to the full repayment of a loan to a Participant under the Plan, the Participant should cease to be a Participant by reason of his or her retirement, death, severance from employment, change to salaried status, or otherwise, or the Plan should terminate, or any event of default otherwise occurs under the documents evidencing the loan; the unpaid balance owed by the Participant on the loan shall be due and payable in full immediately without notice or demand. If the Participant does not repay the full amount of the unpaid balance within the time established by the Benefits Administration Committee, no

Contributions shall be made to the Participant's accounts, and the Plan Administrator may take whatever steps it deems necessary to collect the unpaid balance of the loan plus any accrued interest. The amount of the distribution otherwise payable to the Participant or the amount of the Participant's interest in his accounts, (or, in the case of his death, to his Beneficiary) shall be reduced by the amount of outstanding principal and interest on the loan at the time of such distribution and applied in satisfaction of the Participant's loan obligations. To the extent that the reduction in the amount of the distribution or the reduction in the Participant's interest is sufficient to discharge the Participant's total outstanding liability under the loan, such reduction shall constitute a complete discharge of all liability of the Participant to the Plan for the loan. In the event that the reduction in this Section 10-11 is not sufficient to fully discharge the Participant's obligation under the loan, the Participant, his heirs, successors and assigns shall be liable for the payment of the remaining amounts due under the loan, and such Participant, his heirs, successors or assigns shall make payment upon notice by the Administration committee.

     SECTION 10-12. COMPLIANCE WITH APPLICABLE LAWS. Notwithstanding anything to the contrary contained herein, each loan shall be made only in accordance with the regulations and rulings of the Internal Revenue Service and other applicable state or federal laws. The Benefits Administration Committee shall act in its sole discretion to ascertain whether the requirement of such laws, regulations, and rulings have been met.

     SECTION 10-13. LOANS LIMITED TO EMPLOYEES. Except as otherwise provided in this Section 10-13, no loan shall be made to any Participant who has terminated employment with the Company on the date the loan is made. However, loans shall be made available subject to the terms of this Article X, to interested parties as defined in Section 3(14) of the Employee Retirement Income Act of 1974, even if such interested party is no longer an Employee.

                        ARTICLE XI. TOP HEAVY RULES

     SECTION 11-1. TOP HEAVY RULES.

     (a) If the Plan is or ever becomes "top-heavy" as determined under subsection (b), the following special rules shall apply:

          (1) If the Plan is top-heavy for a year, each Participant who is an Employee on the last day of the Plan Year shall receive a contribution from the Company equal to the product of:

               a) the Participant's compensation while an active Participant during the Plan Year, and

               b) the lesser of 3% or the ratio of Deferred Contributions to compensation with respect to the key Employee (as defined in subsection (c)) whose ratio is highest for the year.

          For purposes of this section, compensation shall mean the total amount of wages, tips and other compensation shown on an employee's Form W-2 for the Plan Year, provided, however, that compensation in excess of $150,000 (adjusted at the same time and manner as under Section 415(d) of the Code) shall be disregarded.

          All non-key employees who are Participants in the Plan and who have not separated from service by the end of the Plan Year shall receive an allocation pursuant to this subsection.

          A non-key Employee shall not fail to receive an allocation pursuant to this subsection because he fails to elect Deferred Contributions or Employee Contributions for the Plan Year.

          If a Participant also participates in a defined benefit plan maintained by the Company or any Affiliated Company which is top-heavy, the minimum allocation percentage specified in this subsection shall be increased to 5% of compensation. This sentence shall not apply to the extent that the Participant participates in any other plan or plans of the Company or an Affiliated Company which provide that the defined benefit minimum allocation or benefit applicable to top-heavy plans will be provided by such other plan or plans.

          (2) All Company-provided benefits shall become fully vested upon completion of three Years of Service.

     (b) This Plan is "top-heavy" for a Plan Year if, as of the last day of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the last day of such Plan Year (the "determination date"), the amount credited to the accounts of Key Employees (as defined in subsection (c)) exceeds 60% of the amount credited to the accounts of all Participants (except former Key Employees). Notwithstanding the foregoing, the Plan shall be top heavy if, as of the determination date described above, it is included in an "aggregation group" which is a "top heavy group."

     "Aggregation group" means the group of plans, if any, that includes both the group of plans that are aggregated on a required basis or a permissive basis (in the sole discretion of the Benefits Administration Committee) in accordance with the following:

          (1) Required Aggregation Group. The Aggregation Group shall include:

               a) each employee benefit plan of the Company or an Affiliated Company qualified under Section 401(a) for the Code in which a key Employee is a participant, and

               b) each other qualified plan which enables any plan described in (a) to meet the nondiscrimination and participation requirement of Section 401(a)(4) and
                    Section 410 of the Code.

          (2) Permissive Aggregation Group. The Aggregation Group may include any one or more other such plans of the Company or an Affiliated Company, provided that after the inclusion of such other plan or plans the Aggregation Group would continue to meet the nondiscrimination and participation requirements of Section 401(a)(4) and Section 410 of the Code with such other plan or plans taken into account.

The term "top-heavy group" means any aggregation group if

          (1)  the sum (as of the determination date described above) of

               a) the present value of the cumulative accrued benefits for key Employees under all defined benefits plans included in such group, and

               b) the aggregate of the accounts of key Employees under all defined contribution plans included in such group,

          (2) exceed 60 percent of a similar sum determined for all Employees.

     For purposes of determining whether this Plan is top heavy, the aggregate distributions (without interest thereon) made under the Plan to a Participant during the 5-year period ending on the determination date shall be taken into account if the Participant's account or benefit is otherwise taken in account in determining whether the Plan is top heavy. If any individual has not performed services for the Company at any time during the five-year period ending on the determination date, the account of such individual shall not be taken into account for purposes of determining whether this plan is top-heavy.

     (c) A Participant shall be a "Key Employee" if, during the Plan Year in question or any of the four preceding Plan Years, he is:

          (1) an officer of the Company having Compensation greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code (but no more than fifty Employees or, if less, the greater of three Employees or ten percent of all Employees) shall be taken into account, as specified by the Benefits Administration Committee;

          (2) one of the ten Employees owning (or considered as owning within the meaning of

               Section 318 of the Code) the largest interest in the Company;

          (3)  a five percent (5%) owner of the Company; or

          (4) a one percent (14) or more owner of the Company having an annual compensation from the Company of more than $150,000.

     (d) If the Plan is top-heavy for a Plan Year, then for purposes of computing the maximum additions described in Section 4-4 and
          Section 415 of the Code, the defined benefit plan fraction and the defined contribution plan fraction, shall be computed by substituting the number 1.0 for the number 1.25. The Company may elect to disregard the preceding sentence if, as of the last day of the preceding Plan Year, the amount credited to the accounts of Key Employees does not exceed 90% of the amount credited to the accounts of all Participants (except former Key Employees). If the Company makes the election described in the preceding sentence, the minimum allocation percentage specified in subsection (a) shall be increased to 4% of compensation for all Participants and 7 1/2% for Participants who also participate in a defined benefit plan maintained by the Company or an Affiliated Company which is top-heavy.


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

                    ARTICLE XII. ROLLOVERS AND TRANSFERS

     SECTION 12-1. ROLLOVERS. The Plan Administrator is authorized to accept a Rollover Contribution from an Employee in cash, even if he or she is not yet a Participant. The Employee shall furnish satisfactory evidence that the amount is eligible for rollover treatment. A Rollover Contribution must be paid to the Plan Administrator in cash within sixty (60) days after the date received by the Employee from a qualified plan. Such amounts shall be posted to the Employee's Rollover Account by the Plan Administrator as of the date received by the Plan Administrator.

     If it is later determined that an amount transferred pursuant to the above paragraph did not in fact qualify as a Rollover Contribution, the balance credited to the Employee's Rollover Account shall immediately be (1) segregated from all other Plan assets, (2) treated as a non-qualified trust established by and for the benefit of the Employee, and (3) distributed to the Employee. Any such nonqualifying rollover shall be deemed never to have been a part of the Plan.

     SECTION 12-2. TRUSTEE TRANSFERS FROM OTHER QUALIFIED PLANS. The Plan may receive assets in cash or in kind from another qualified plan. The Trustee may refuse the receipt of any transfer if;

     1.   the Plan Administrator finds the in-kind assets unacceptable,

     2. instructions for posting amounts to Participants' Accounts are incomplete,

     3. any amounts are not exempted by Section 401(a)(11)(B) of the Code from the annuity requirements of Section 417 of the Code, or

     4. any amounts include benefits protected by Section 411(d)(6) of the Code which would not be preserved under applicable Plan provisions.

     Such amounts shall be posted to the appropriate Accounts of Participants as of the date received by the Plan Administrator.

     SECTION 12-3. TRUSTEE TRANSFER TO OTHER QUALIFIED PLANS. With respect to any payment hereunder which constitutes an eligible rollover distribution (within the meaning of Section 402(c)(4) of the Code), a Participant (or beneficiary) may direct


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

the Plan Administrator to have such payment paid in the form of a Trustee Transfer, provided the Plan Administrator receives written notice of such direction with specific instructions as to the eligible retirement plan as defined in Section 401(a)(31)(D) to which the Trustee Transfer is to be made on or prior to the applicable notice date for payment.

     SECTION 12-4. DEFINITIONS. For purposes of this Article, the following terms shall apply:

     "Rollover Contributions" means a rollover contribution as described in
Section 402(c) of the Code (or its predecessor).

     "Trustee Transfer" means (a) a transfer to the Trustee of an amount by the trustee of a retirement plan qualified for tax-favored treatment under
Section 401(a) of the Code or by the trustee(s) of a trust forming part of such a plan, which plan provides for such transfer; or (b) a transfer from the Plan Administrator of an amount for the benefit of a Participant to the custodian of an eligible retirement plan within the meaning of Section 402(c)(8)(B) of the Code, provided such plan provides for the receipt of such transfers.

     IN WITNESS WHEREOF, the Company has caused the Plan to be executed by one of its duly authorized officers this 31st day of December, 1993.
                                        -----       ---------

                                       HANSON NATURAL RESOURCES COMPANY


                                   By:    /s/ signature
                                       ----------------------------------------


[ATTEST]

/s/ Cindy Ann Brinks
----------------------------------------



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